Exhibit 10.4

SETTLEMENT AGREEMENT AND WAIVER OF DEFAULT

This SETTLEMENT AGREEMENT AND WAIVER OF DEFAULT (the “Waiver”), is entered into on June 19, 2014 by and between GrowLife, Inc. (“GrowLife”), a Delaware corporation, and Forglen LLC (the “Noteholder”).  GrowLife and the Noteholder shall be collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a certain 7% Convertible Note (the “Note”) on October 11, 2013;

WHEREAS, on April 10, 2014, as a result of the suspension in the trading of the Company’s securities by the Securities and Exchange Commission (“SEC”), the Company went into default on the Note under Section 2(a)(v) of the Note.  As a result, the Company is now accruing interest on the Note at the applicable “default” rate of interest as stipulated in the Note. Furthermore, as a result of being in default, the Noteholder can, at its sole discretion, accelerate payment of the Note; and

WHEREAS, GrowLife acknowledges that a default has occurred under the terms of the Note between the Parties and the Noteholder hereby elects to waive any and all rights to the default by GrowLife on the Note as a result of the trading suspension and hereby acknowledges the Note is currently in good standing via the execution of this Waiver in exchange for an amendment to the Note as attached hereto as Exhibit  “A”.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.         Waiver of Default.  Pursuant to Section 8 of the Note, the Noteholder hereby agrees in writing to an express waiver of default pursuant to Section 2(a)(v) of the Note.  Noteholder hereby acknowledges and agrees that no other events of default have occurred other than pursuant to Section 2(a)(v) and to the extent such events of default have occurred they are hereby expressly waived as well. Noteholder further acknowledges and agrees that, as a result of said waiver of default, the Note is in good standing and no longer in default.

2.         Amendment to Note.  In exchange for the Waiver of Default set forth in Section 1, GrowLife agrees to amend the Note as set forth in attached Exhibit “A”.

3.         Severance.  If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be deemed severed and deleted from the Agreement as a whole, and neither such provision nor its severance and deletion shall in any way affect the validity of the remaining provisions of the Agreement.

No Reliance.  Each of the Parties represents and declares that in executing this Agreement, he, she, it and they rely solely upon his, her, its and their own judgment, belief and knowledge. The undersigned for the Company warrants and represents that they have the authority to enter into this Agreement and Amendment.

4.         Counterparts.  This Agreement may be executed in two or more counterparts.

5.         Signatures.  This Agreement may be executed with electronic, facsimile or emailed signatures.  Such signatures shall be deemed valid for all purposes as if they were signed by hand.

6.         Integration.  This Agreement constitutes the entire understanding of the Parties and supersedes all other negotiations and or agreements.

7.         Amendment.  This Agreement may be amended only by written agreement executed by each of the Parties.

8.         Governing Law. The law that shall be applied to this Agreement at all times shall be law of the State of California, without giving effect to conflicts of laws principles.

9.         Enforcement.   In the event that any action, suit or other proceeding arising out of or related to the breach, enforcement, or interpretation of this Agreement, or involving claims within the scope of this Agreement, or other terms of this Agreement, the prevailing party shall recover all of such Party’s reasonable attorneys’ fees, costs, and expenses, regardless whether recoverable by statute or rule, as long as such fees, costs, and expenses are reasonable and related in some manner to such action, suit, or proceedings, including any and all appeals, writs or petitions therefrom, etc.

[Signatures on following page]

GROWLIFE, INC.	NOTEHOLDER

/s/ Marco Hegyi	/s/ Ronald Franco
By: Marco Hegyi	By: Ronald Franco
Its: President	Its: President

EXHIBIT “A”

AMENDMENT TO 7% CONVERTIBLE NOTE

THIS AMENDMENT TO 7% CONVERTIBLE NOTE (this “Amendment”), made this 19th day of June, 2014 (the “Amendment Effective Date”) by and between GrowLife, Inc. (the “Company”), a Delaware corporation, on the one hand and Forglen LLC (the “Noteholder”) on the other hand.  The Company and the Noteholder shall each separately be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Noteholder entered into a 7% Convertible Note (the “Note”) on or about October 10, 2013;

WHEREAS, on April 10, 2014, as a result of the suspension in the trading of the Company’s securities by the Securities and Exchange Commission (“SEC”), the Company went into default on the Note under Section 2(a)(v) of the Note.  As a result, the Company is now accruing interest on the Note at the applicable “default” rate of interest as stipulated in the Note. Furthermore, as a result of being in default, the Noteholder can, at its sole discretion, accelerate payment of the Note; and

WHEREAS, GrowLife acknowledges that a default has occurred under the terms of the Note between the Parties and the Noteholder hereby elects to waive any and all rights to the default by GrowLife on the Note as a result of the trading suspension in exchange for an amendment to the Note set forth below.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.         Section 1(b) of the Note is hereby replaced in its entirety with the following language:

(b)           Interest. Interest on the unpaid Principal shall accrue daily at the lesser of the rate of twenty-four percent (24%) (the “Interest Rate”) per annum or the maximum rate permitted under any applicable law and compounding on the Maturity Date; provided that from and after the occurrence and during the continuance of an Event of Default (as defined below) interest shall continue to accrue at the same rate as the Interest Rate (the “Default Rate”). The Company warrants and represents that at the time the Note and was entered into, and on the day of default on or about April 10, 2014 and thereafter the Company was exempt from the usury provisions of the California Constitution regarding this Note’s interest and specifically warrants and represents that Company and this Note’s interest, met and meets the exemption set forth in Section 25118 (a) of the California Corporations Code.

2.         The obligation of Company to meet the provisions of Section 2(a)(v) is waived.

3.         Section 3. (a) (ii) of the Note is hereby replaced in its entirety with the following language:  The “Conversion Price shall equal the lesser of (A) $.025, (B) seventy percent (70%) of the average of three (3) lowest daily VWAP’s occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, and (C) the lower price any other party now or in the future has to acquire Common Stock including but not limited to options to convert in a note or warrants, all subject to adjustment as provided in this Note.

4.         In the event there is a conflict between this Amendment and the Note, the terms of this Amendment shall control.  All other terms of the Agreements and Note shall remain in full force and effect.

5.         Company acknowledges that the current unpaid principal balance on the Note is $250,000 and that the prior notice to convert was rescinded and is null and void.

[signatures on following page]

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first set forth above. The undersigned for the Company warrants and represents that they have the authority to enter into this Agreement and Amendment.

“COMPANY”

GROWLIFE, INC. ,

a Delaware corporation

By:/s/ Marco Hegyi

Name: Marco Hegyi

Title:  President

“NOTEHOLDER”

By: /s/ Ronald Franco

Name: Ronald Franco

Title: President